EXHIBIT 32. -     Certification of Chief Executive Officer and Chief
                  Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-KSB/A of Australian-Canadian Oil Royalties Ltd. (the "Company") for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Andre Sakhai, President and Chief Executive Officer of the Company, and Bernard Lipton, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.


Dated: September 22, 2008           /s/ Andre Sakhai
                                    ------------------------------------------
                                    Andre Sakhai, President &
                                    Chief Executive Officer



Dated: September 22, 2008           /s/ Bernard Lipton
                                    ------------------------------------------
                                    Bernard Lipton, Chief Financial Officer



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.